Exhibit 5.2

July 28, 2006

Montpelier Re Holdings Ltd.
Mintflower Place
8 Par-La-Ville
Hamilton HM 08
Bermuda

Ladies and Gentlemen:

We have acted as United States counsel in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Montpelier Re Holdings Ltd., a Bermuda company (the “Company”), MRH Capital Trust I, a Delaware statutory business trust (“Capital Trust I”) and MRH Capital Trust II, a Delaware statutory business trust (“Capital Trust II”, and together with Capital Trust I, the “Capital Trusts”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of securities of the Company and the Capital Trusts, consisting of:

1. the Company’s senior and subordinated debt securities (collectively, the “Debt Securities”);

2. the Company’s common shares, par value 1/6 cent per share (“Common Shares”) and the Company’s preference shares, par value 1/6 cent per share (“Preferred Shares”);

3. depositary shares representing fractional interests in Common Shares or Preferred Shares (“Depositary Shares”);

4. warrants to purchase Common Shares (“Common Share Warrants”), warrants to purchase Preferred Shares (“Preferred Share Warrants”) and warrants to purchase the Company’s Debt Securities (“Debt Warrants,” and together with Common Share Warrants and Preferred Share Warrants, the “Warrants”);

5. preferred securities of each Capital Trust (collectively, the “Trust Preferred Securities”);

6. purchase contracts obligating the holders to purchase from the Company a specified number of Common Shares, Preferred Shares, Debt Securities, securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the foregoing (“Purchase Contracts”), which may be issued separately or as part of purchase units, and if issued as a part of purchase units, such Purchase Contract may be combined with a beneficial interest in the Debt Securities, Preferred Shares, Trust Preferred Securities or debt obligations of third parties securing the holder’s obligations to purchase Common Shares under the Purchase Contracts (“Purchase Units”); and

7. the Company’s guarantees of the Trust Preferred Securities (the “Trust Preferred Securities Guarantees”).

The Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Warrants, Trust Preferred Securities, Purchase Contracts, Purchase Units and Trust Preferred Securities Guarantees are herein referred to collectively as the “Securities.”

The Debt Securities may be issued under (i) the Senior Indenture, dated as of July 15, 2003, between the Company, as Issuer, and The Bank of New York, as Trustee (the “Senior Indenture”), (ii) the Subordinated Indenture (the “Subordinated Indenture”) or (iii) the Junior Subordinated Indenture (the “Junior Subordinated Indenture” and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures”).

The Warrants are to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants.

Trust Preferred Securities may be issued by either Capital Trust pursuant to the terms of their respective amended and restated trust agreements among the Company, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (each, an “Amended

Trust Agreement”), and the related Trust Preferred Securities Guarantee may be issued by the Company pursuant to a trust preferred securities guarantee agreement between the Company, as Guarantor, and The Bank of New York, as Guarantee Trustee (the “Trust Preferred Securities Guarantee Agreements”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of rendering this opinion.

On the basis of the foregoing, we are of the opinion that:

1. When the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been duly authorized, executed and delivered by the Trustee and the Company, the specific terms of a particular Debt Security have been duly authorized and established in accordance with the applicable Indenture and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

2. When the Depositary Shares have been duly authorized, the Deposit Agreement relating to the Depositary Shares (the “Deposit Agreement”) and the depositary receipts evidencing rights in the Depositary Shares are duly executed by the relevant depositary and registered, and the Depositary Shares are sold and delivered at the price and in accordance with the terms set forth in the Registration Statement and any prospectus supplement relating thereto, the Deposit Agreement and the applicable underwriting or other agreement, the Depositary Shares will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

3. When the Warrants have been duly authorized by the Company and the applicable Warrant Agreement and the applicable warrant certificate have been duly executed and delivered, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

4. When the Trust Preferred Securities Guarantees have been duly authorized by the Company, the applicable Trust Preferred Securities Guarantee Agreement has been duly executed and delivered and the Trust Preferred Securities have been duly issued and delivered by any Capital Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Trust Preferred Securities Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

5. When the Purchase Units and Purchase Contracts have been duly authorized by the Company, the applicable purchase contract agreement and any related pledge agreement have been duly executed and delivered, the Purchase Units and Purchase Contracts will constitute valid and binding obligations of the

Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Company or Capital Trust, as applicable, shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company or the Capital Trusts, as applicable, with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or such Capital Trust, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Capital Trusts, as applicable.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. Insofar as the opinions expressed herein relate to or depend upon matters governed by Bermuda law, we have relied upon without independent investigation the opinion of Conyers Dill & Pearman, special Bermuda counsel for the Company, dated the date hereof, which is being filed as Exhibit 5.1 to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in connection with any offering of Securities, and we consent to the reference to us under the caption “Validity of the Securities” in the prospectus, in each case without admitting that we are experts within the meaning of the Securities Act of 1933, as amended.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Davis Polk & Wardwell

3